STI® SUPERCONDUCTOR TECHNOLOGIES INC. VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by July 28, 2021 at 11:59 p.m., Eastern Time.

Online
Go to **www.investorvote.com/SCON** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SCON

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposal 1 - 5.

	For	Against	Abstain
1. To approve the issuance and potential issuance of Common Stock and Preferred Stock of Superconductor Technologies Inc. and to approve the change of control of Superconductor Technologies Inc. resulting from the issuance of such Common Stock and Preferred Stock.	☐	☐	☐
2. To approve amendment of the Restated Certificate of Incorporation, as Amended, of the Company to effect a reverse stock split at a ratio of up to 20-into-1.	☐	☐	☐
3. To approve amendment of the Restated Certificate of Incorporation, as Amended, of the Company to effect an increase of the number of authorized shares of Common Stock of Superconductor Technologies Inc. from 25,000,000 shares to 80,000,000 shares, an increase of the number of authorized shares of Preferred Stock of Superconductor Technologies Inc. from 2,000,000 shares to 10,000,000 shares, and to change the name of the corporation to "Clearday, Inc.".	☐	☐	☐
4. To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Superconductor Technologies Inc.'s named executive officers in connection with the merger with Allied Integral United, Inc.	☐	☐	☐
5. To approve any adjournments of our special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal Nos. 1, 2, 3 and 4.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Small steps make an impact.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUPERCONDUCTOR TECHNOLOGIES INC. SPECIAL MEETING OF STOCKHOLDERS July 29, 2021

The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby appoints each of Jeffrey A. Quiram and William J. Buchanan, or either of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Superconductor Technologies Inc. to be held on July 29, 2021 at 10:00 a.m., local time, at Hill Country Galleria, 12600 Hill Country Blvd, Suite R-275, Bee Cave, Texas 78738 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ISSUANCE OF COMMON STOCK AND PREFERRED STOCK, FOR AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO EFFECT THE REVERSE SPLIT AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CORRESPONDING CHANGE OF NAME OF THE CORPORATION, FOR THE COMPENSATION ARRANGEMENTS AND FOR ANY ADJOURNMENT OF OUR SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

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Change of Address – Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐